FILING FEES

Calculation of Filing Fee Tables

F-3
(Form Type)

Quhuo Limited
(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary shares, par value US$0.0001 per share(7)	457(o)			(2)	(2)	(2)
Fees to Be Paid	Equity	Preferred shares	457(o)			(2)	(2)	(2)
Fees to Be Paid	Debt	Debt securities	457(o)			(2)	(2)	(2)
Fees to Be Paid	Equity	Warrants	457(o)			(2)	(2)	(2)
Fees to Be Paid	Other	Subscription rights	457(o)			(2)	(2)	(2)
Fees to Be Paid	Other	Units	457(o)			(2)	(2)	(2)
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			300,000,000	0.0001102	$33,060.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$300,000,000(3)(4)(5)		$33,060.00
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$33,060.00

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act, this registration statement includes an indeterminate number of additional shares as may be issuable as a result of share subdivision, share combination or share dividends which occur during this continuous offering.
(2)	An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$300,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The securities registered hereunder also include such indeterminate number of Class A ordinary shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into Class A ordinary shares. In addition, pursuant to Rule 416 under the Securities Act, the Class A ordinary shares being registered hereunder include such indeterminate number of Class A ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.
(3)	Not specified as to each class of securities to be registered pursuant to General Instruction II.C. of Form F-3.
(4)	An indeterminate aggregate amount of securities is being registered as may from time to time be sold at indeterminate prices.
(5)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of the securities listed.
(6)	Class A ordinary shares may be offered and sold in the form of American Depositary Shares. American Depositary Shares issuable on deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-235360). Each American Depositary Share represents the right to receive ten Class A ordinary shares.